Independent Auditors' Consent



To the Shareholders and Directors of
Smith Barney Appreciation Fund Inc.:

We consent to the use of our report dated February 9, 1996 with respect to the Smith Barney Appreciation Fund Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Auditors" in the Statement of Additional
Information.




                                        KPMG PEAT MARWICK LLP



New York, New York
February 27, 1996